Exhibit 4.h

RUSSELL CORPORATION (An Alabama Corporation, “Russell Alabama”)

RUSSELL CORPORATION (A Delaware Corporation, “Russell Delaware”)

9.25% Senior Notes due 2010

SECOND SUPPLEMENTAL INDENTURE

Dated as of April 27, 2005

Supplementing the Indenture, dated

as of April 18, 2002, between

Russell Alabama, the Subsidiary Guarantors named therein and

Wachovia Bank, National Association,

as amended by the First Supplemental Indenture and Subsidiary Guarantee,

dated as of December 30, 2004

WACHOVIA BANK, NATIONAL ASSOCIATION

AS TRUSTEE

1

SECOND SUPPLEMENTAL INDENTURE, dated as of April 27, 2005 (the “Second Supplemental Indenture”), among RUSSELL CORPORATION, an Alabama corporation (“Russell Alabama”), RUSSELL CORPORATION, a Delaware corporation (“Russell Delaware”), the SUBSIDIARY GUARANTORS named in the Indenture (the “Subsidiary Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Trustee”), as Trustee under the Indenture referred to herein.

WHEREAS, Russell Alabama, the Subsidiary Guarantors and the Trustee heretofore executed and delivered an Indenture, dated as of April 18, 2002,as amended by the Second Supplemental Indenture and Subsidiary Guarantee dated as of December 30, 2004 (as amended, the “Indenture”) in respect of the 9.25% Senior Notes due 2010 (the “Securities”); and

WHEREAS, Russell Alabama has entered into an Agreement and Plan of Merger, dated as of January 30, 2004 (the “Merger Agreement”), with Russell Delaware, pursuant to which Russell Alabama will merge with and into Russell Delaware (the “Merger”) on the date hereof; and

WHEREAS, Section 4.01 of the Indenture provides that in the case of the Merger, Russell Delaware, as the surviving Person, shall expressly assume by supplemental indenture all of Russell Alabama’s obligations under the Securities and the Indenture; and

WHEREAS, Section 4.01 of the Indenture provides that in the case of the Merger, the Subsidiary Guarantors shall by supplemental indenture confirm that its Subsidiary Guarantee shall apply to Russell Delaware’s obligations in respect to the Indenture and the Securities; and

WHEREAS, Section 9.01 of the Indenture provides that in the case of the Merger, Russell Alabama and the Trustee may amend the Indenture without notice to or consent of any holders of the Securities to evidence the succession of Russell Delaware to Russell Alabama and the assumption by Russell Delaware of the covenants, agreements and obligations of Russell Alabama pursuant to Article IV of the Indenture; and

WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Russell Alabama, Russell Delaware and the Subsidiary Guarantors.

NOW, THEREFORE, Russell Alabama, Russell Delaware, the Subsidiary Guarantors and the Trustee agree as follows for the equal and ratable benefit of the holders of the Securities:

ARTICLE I

ASSUMPTION BY SUCCESSOR CORPORATION

SECTION 1.1 Assumption of the Securities. Russell Delaware, as the surviving Person in the Merger, hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be kept or performed by Russell Alabama and shall be the successor to Russell Alabama under the Indenture.

SECTION 1.2 Confirmation of Subsidiary Guarantees. Each Subsidiary Guarantor hereby respectively confirms that its Subsidiary Guarantee shall apply to Russell Delaware’s obligations in respect to the Indenture and the Securities.

SECTION 1.3 Trustee’s Acceptance. The Trustee hereby accepts this Second Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

ARTICLE II

MISCELLANEOUS

SECTION 2.1 Effect of Supplemental Indenture. Upon the consummation of the Merger, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 2.2 Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 2.3 Indenture and Supplemental Indenture Construed Together. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

SECTION 2.4 Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

SECTION 2.5 Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.6 Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

SECTION 2.7 Benefits of Second Supplemental Indenture, etc. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

SECTION 2.8 Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 2.9 Counterpart Originals. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

RUSSELL CORPORATION (An Alabama Corporation)

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	Senior Vice President, Corporate Development

RUSSELL CORPORATION (A Delaware Corporation)

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	Senior Vice President, Corporate Development

SUBSIDIARY GUARANTORS

CROSS CREEK HOLDINGS, INC.

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	President

CROSS CREEK APPAREL, LLC

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	President

DESOTO MILLS, INC.

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	President

JERZEES APPAREL, LLC

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	President

MOSSY OAK APPAREL COMPANY

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	Vice President

RINTEL PROPERTIES, INC.

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	Vice President

RUSSELL CO-OP, LLC

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	Authorized Signatory for Russell Corporation (Member and Patron)

RUSSELL APPAREL, LLC

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	Manager

RUSSELL ASSET MANAGEMENT, INC.

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	President

RUSSELL FINANCIAL SERVICES, INC.

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	Vice President

RUSSELL YARN, LLC

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	Authorized Signatory for
Russell Corporation, Sole
Member

BROOKS SPORTS, INC.

By:	/s/ Floyd G. Hoffman
	Name:	Floyd G. Hoffman
	Title:	Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Paul L. Henderson
	Name:	Paul L. Henderson
	Title:	Assistant Vice President